Exhibit 21.1        List of Subsidiaries


                      Entity                            Legal Status
Coastal Federal Mortgage Company (1)               New Jersey corporation
Iqualify, Inc.                                     California corporation
Mical Mortgage, Inc.                               California corporation
Monument Mortgage, Inc (2)                         California corporation
Property Transaction Network                       California corporation

(1)  Also did business as CFM Mortgage Company and Freeway Funding.
(2)  Also does  business  as  FiNet.com,  FiNet.com,  Inc.,  Finet  Direct,  and
     Interloan,